23(a)

Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statements (Form S-3: Nos. 33-50103, 333-15743, 333-15743-01, 333-15743-02, 333-15743-03,
333-17599, 333-31462, 333-34151, 333-41046, 333-47286, 333-50999, 333-57078,
333-58299, 333-70489, 333-90593, 333-90593-01, 333-90593-02, 333-90593-03, Form
S-4. Nos. 333-19039, 333-19039-01, 333-20611, 333-20611-01, and Form S-8: Nos.
33-51964, 33-54148, 33-60835, 33-60913, 33-62307, 33-63387, 33-65501, 333-2551,
333-10179, 333-10211, 333-11613, 333-14469, 333-36839, 333-37709, 333-42018,
333-43960, 333-44015, 333-50589, 333-53549, 333-83969 and 333-89299) of First
Union Corporation and in the related Prospectuses of our report dated January 17, 2001, with respect to the consolidated financial statements of Wachovia Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



/s/Ernst & Young LLP
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Ernst & Young LLP
Winston-Salem, North Carolina
May 2, 2001